                        SCHEDULE 1 - FINANCIAL STATEMENTS



S.I.Q. (SERVICES INTERNET QUEBEC) INC.
ETAT DES RESULTATS
PERIODE DU 01 JUIN 1999 AU 30 JUIN 1999


Revenus                                                                   24,958
Depenses                                                                   6,710
Benefice Net                                                              18,248



S.I.Q. (SERVICES INTERNET QUEBEC) INC.
BILAN
AU 30 JUIN 1999


ACTIF

Banque                                                                     (615)
Comptes A Recevoir                                                       69,383
Equipment de Bureau                                                       5,278
Material Informatique                                                    74,215
                                                                        148,261

PASSIF

Comptes A Payer                                                          62,114
CAPITAL                                                                  86,147
                                                                        148,261

                                   SCHEDULE 4

                               MATERIAL CONTRACTS

SCHEDULE 5 -- LEASES

Please refer to the June 30, 1999 AXYN Corporation Audit page 10.

                       [MASSICOTTE & ASSOCIES LETTERHEAD]


Me Raymond Carrier, LL.L


                                August 31, 1999



Mr. Scott Feagan
AXYN CORPORATION
338 Montreal Road, #201
VANIER (Ontario)
K1L 6B3


RE:  Litigation against S.I.Q. (Service Internet Quebec)
________________________________________________________________________________


Dear Mr. Feagan,

          As of August 31, 1999 there was no legal or potential actions in which I represent S.I.Q., or any of its units, subsidiaries, either as Plaintiff of Defendant, or otherwise.

                                   Yours truly,

                                   /s/ ME RAYMOND CARRIER
                                   ---------------------------
                                   Me Raymond Carrier



RC/nl